Exhibit 24.1

POWER OF ATTORNEY

I, the undersigned director and/or officer of Jazztel p.l.c., a corporation organized under the laws of the United Kingdom (the “Company”), hereby constitute Antonio Carro, Christoph Schmid and Jacqueline Bulder, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Post Effective Amendments to the Registration Statement on Form F-3 (No. 333-13034) and the Registration Statement on Form F-3 (No. 333-12024), and all amendments (including post-effective amendments) and supplements thereto, to be filed by the Company with the Securities and Exchange Commission.

Signature	Title	Date

/s/ Massimo Prelz	Chairman of the Board and	March 20, 2003
Massimo Prelz	Director

/s/ Roberto De Diego	Managing Director	March 20, 2003
Roberto De Diego	(principal executive officer)

/s/ Miguel Angel Garrido	Chief Accounting Officer	March 20, 2003
Miguel Angel Garrido	(principal accounting officer)

/s/ Antonio Carro	Vice Chairman of the Board	March 20, 2003
Antonio Carro	and Director

/s/ Antonio Fuentes	Executive Senior Vice President	March 20, 2003
Antonio Fuentes	(principal financial officer)

/s/ William P. Collatos	Director	March 20, 2003
William P. Collatos	Authorized Representative in the
United States
/s/ Eduardo Merigo	Director	March 20, 2003
Eduardo Merigo

/s/ Joaquim Molins	Director	March 20, 2003
Joaquim Molins

/s/ Luis Velasco	Director	March 20, 2003
Luis Velasco